Settlement agreement between Biophan Technologies Inc., Biophan Europe GmbH, Tomovation GmbH and Andreas Melzer

In order to settle all disputes and claims between the parties, the parties herewith agree as follows without acknowledging any legal obligation thereto:

1.
The parties agree that the settlement payment of US $ 80,000.00 and the grant of 150,000 shares of Biophan Inc. stock which Biophan Inc promised to pay to Michael Friebe on behalf of Biophan Europe (covering all reciprocal claims between Michael Friebe and Biophan Europe) under the settlement agreement with him as of 17 April / 24 April / 5 May 2008 are set off against any capital contribution to be paid by Biophan Inc. to Biophan Europe (as stipulated in Section 1.4 of the Share Purchase Agreement between Biophan Inc.– aMRIs GmbH (now Biophan Europe) and others of February 24, 2005 (SPA)).

2.
Biophan Inc agrees to sell shares in Biophan Europe in the nominal amount of EUR 7.750,00 to Andreas Melzer (31 % of all shares) for a sum of EUR 1,00. The provision in this clause is conditional to the execution of a formal notarized agreement.

3.
Biophan Inc. agrees to pay to Tomovation on behalf of Biophan Europe a total sum of US $ 29,300.00 in cash, of which $10,000.00 is to cover legal fees and $ 19,300.00 to cover all reciprocal claims between Tomovation and Biophan Europe and vice versa, and to grant to Tomovation 150.000 shares of Biophan Inc. stock. The parties agree that this payment and the grant of shares are set off against any capital contribution to be paid by Biophan Inc. to Biophan Europe (as stipulated in Section 1.4 of the Share Purchase Agreement between Biophan Inc.– aMRIs GmbH (now Biophan Europe) and others of February 24, 2005 (SPA)).

4.
After receipt of payment of the above mentioned sum of US $ 29,300.00 Tomovation will withdraw its action in the pending law suit between Tomovation and Biophan Europe before the Landgericht Dortmund Aktz.: 18 O 45/07. Each party bears its own costs. Biophan Europe waives its right to ask for a decision acc. to § 269 III ZPO (German Law of Proceedings) on the proceedings´ costs.

5.	Tomovation agrees to sell its shares in Biophan Europe for a sum of EUR 1.00 to Andreas Melzer. The provision in this clause is conditional to the execution of a formal notarized agreement.

6.
Biophan Inc. and Biophan Europe each releases all claims against Tomovation and Tomovation releases all claims against each of Biophan Inc. and Biophan Europe. If this mutual release constitutes a waiver of claims the parties herewith agree to any such waiver.

7.
Biophan Inc. and Biophan Europe mutually release all claims between each other as accumulated or asserted per today. If this mutual release constitutes a waiver of claims the parties herewith agree to any such waiver

8.
Biophan Inc. and Andreas Melzer mutually release all claims between each other as accumulated or asserted per today.  If this mutual release constitutes a waiver of claims the parties herewith agree to any such waiver.

9.
The parties agree to merge the two entities, Biophan Europe and aMRIs Patente Verwaltungs GmbH & Co. KG into a Newco in order to consolidate the operating entity with the patent holding entity. Andreas Melzer as CEO of Biophan Europe is herewith authorized to take all necessary steps to prepare the merger. The provision in this clause is conditional to the execution of formal notarized merger agreements.

10.	The parties agree on the settlement of open claims and the future funding/financing of Biophan Europe as follows:

a)	Biophan Europe is entitled to sell its 58.4% interest in MR:Comp and to retain all proceeds from the sale, which has already been undertaken on April 22, 2008.

b)
Biophan Inc. agrees to pay to Biophan Europe a sum of US $ 91,000.00. This payment is part of the capital contribution under article 1.4 of the Share Purchase Agreement between Biophan Inc.– aMRIs GmbH (now Biophan Europe) and others of February 24, 2005 (SPA).

c)
On the date hereof the parties will sign an Agreement of Mutual Releases and Waivers with respect to the Share Purchase Agreement among Biophan Inc.– aMRIs GmbH (now Biophan Europe) and others of February 24, 2005 (SPA) whereby the parties, subject to the terms and conditions of this Settlement Agreement, settle all claims between each other related to the SPA.

d)	Biophan Inc. will assist Biophan Europe in the search for independent capitalization of Biophan Europe from third parties either as loan or as equity.

11.
The parties agree that this Settlement Agreement and the following Settlement Agreement between Biophan Technologies Inc., aMRIs Patente VerwaltungsGmbH & Co. KG (AMP), AMRIS Patente GmbH (AMRIS), Tomovation GmbH and Michael Friebe shall simultaneously become valid and binding upon the respective parties upon signing.

12.
This Settlement Agreement supersedes and replaces all previous settlement agreements between the parties relating to the subject matter of this Settlement Agreement, except for the Settlement Agreement with Biophan Inc., Biophan Europe and Michael Friebe as of 17 April / 24 April / 5 May 2008 which remains in force.

Date: April 7, 2009	Date: April 17, 2009
/s/ John Lanzafame	/s/ Andreas Melzer
Biophan Technologies Inc. (John Lanzafame)	Biophan Europe GmbH (Andreas Melzer)

Date: April 4, 2009	Date: April 17, 2009
/s/ Michael Friebe	/s/ Andres Melzer
Tomovation GmbH (Michael Friebe)	Andreas Melzer

Shareholders´ resolution of Biophan Europe GmbH

The shareholders of Biophan Europe GmbH waive their right to convene a shareholders´ meeting and agree to the above mentioned settlement agreement.

Signed by shareholders of Biophan Europe GmbH:

Date: April 7, 2009
/s/ John Lanzafame
Biophan Technologies Inc. (John Lanzafame)

Date: April 4, 2009	Date: April 17, 2009
/s/ Michael Friebe	/s/ Andres Melzer
Tomovation GmbH (Michael Friebe)	Andreas Melzer

Settlement agreement between Biophan Technologies Inc. and aMRIs Patente VerwaltungsGmbH & Co. KG (AMP), AMRIS Patente GmbH (AMRIS), Tomovation GmbH and Michael Friebe

In order to settle all disputes and claims between the parties, the parties herewith agree as follows without acknowledging any legal obligation thereto:

1.	Michael Friebe agrees to sell his shares in aMRIs Patente VerwaltungsGmbH & Co. KG for a sum of EUR 70.000,00 to Andreas Melzer.

2.	Tomovation agrees to sell its shares in AMRIS Patente GmbH for a sum of EUR 12.700,00 to Andreas Melzer. The provision in this clause is conditional to the execution of a formal notarized agreement.

3.
The parties agree to merge the two entities, Biophan Europe and aMRIs Patente VerwaltungsGmbH & Co. KG (AMP) into a Newco in order to consolidate the operating entity with the patent holding entity. Andreas Melzer as CEO of AMP is herewith authorized to take all necessary steps to prepare the merger. The provision in this clause is conditional to the execution of the formal notarized merger agreements.

4.
On the date hereof Biophan Inc. and AMP have signed an Addendum No 2 to the AMP-Biophan License Agreement of February 24, 2005 whereby Biophan Inc’s rights are terminated with the exception of the rights sublicensed to Boston Scientific Scimed (BSS), thereby returning the VCF-patent license and other rights to AMP and all claims between Biophan Inc. and AMP are settled.

5.
Subject to the valid execution and fulfillment of the share purchase agreements referred to in items 1. and 2. above and of the license termination agreement between Stefan Hellwig, Michael Friebe and Biophan Europe GmbH, AMP and AMRIS on the one hand and Michael Friebe on the other hand mutually release all claims between each other as accumulated or asserted per today.  If this mutual release constitutes a waiver of claims the parties herewith agree to any such waiver.

6.
The parties agree that this Settlement Agreement and the previous Settlement Agreement between Biophan Technologies Inc., Biophan Europe GmbH, Tomovation GmbH and Andreas Melzer shall simultaneously become valid and binding upon the respective parties upon signing.

7.	This Settlement Agreement supersedes and replaces all previous settlement agreements between the parties relating to the subject matter of this Settlement Agreement.

Date: April 7, 2009	Date: April 17, 2009
/s/ John Lanzafame	/s/ Andreas Melzer
Biophan Technologies Inc. (John Lanzafame)	aMRIs Patente VerwaltungsGmbH & Co. KG (AMP) (Andreas Melzer)

Date: April 4, 2009	Date: April 4, 2009
/s/ Michael Friebe	/s/ Michael Friebe
Tomovation GmbH (Michael Friebe)	Michael Friebe

Date: April 14, 2009
/s/ Andreas Melzer
AMRIS Patente GmbH
(Andreas Melzer)

Shareholders´ resolution of aMRIs Patente VerwaltungsGmbH & Co. KG

The shareholders of aMRIs Patente VerwaltungsGmbH & Co. KG waive their right to convene a shareholders´ meeting and agree to the above mentioned settlement agreement.

Signed by the shareholders of AMP:

Date: April 4, 2009	Date: April 17, 2009
/s/ Michael Friebe	/s/ Andreas Melzer
Michael Friebe	Andreas Melzer

Date: April 17, 2009
/s/ Andrea Melzer
AMRIS Patente GmbH (Andreas Melzer)

Shareholders´ resolution of AMRIS Patente GmbH

The shareholders of AMRIS Patente GmbH waive their right to convene a shareholders´ meeting and agree to the above mentioned settlement agreement.

Signed by the shareholders of AMRIS Patente GmbH:

Date: April 4, 2009	Date: April 17, 2009
/s/ Michael Friebe	/s/Andrea Melzer
Tomovation GmbH (Michael Friebe)	Andreas Melzer